Vertro, Inc.	Press Release

Alex Vlasto
VP, Marketing & Communications
alex.vlasto@vertro.com
(212) 231-2000

Vertro, Inc. Announces Second Quarter 2010 Results

Revenue from Continuing Operations Up Approximately 42% Year-Over-Year

$0.2 million in GAAP Net Income and $0.5 million in Adjusted EBITDA from Continuing Operations

NEW YORK, NY – August 5, 2010 – Vertro, Inc. (NASDAQ: VTRO) today reported financial results for the second quarter ended June 30, 2010.

Summary of Second Quarter 2010 Results from Continuing Operations:

•	Revenue of $8.5 million in Q2 2010, compared to revenue of $8.1 million in Q1 2010;

•	Gross margins of 96% in Q2 2010, compared to the 94% gross margins in Q1 2010;

•
GAAP net income from continuing operations of $0.2 million or $0.01 per basic share in Q2 2010, compared to GAAP net income from continuing operations of $0.5 million or $0.02 per basic share in Q1 2010. Q1 2010 GAAP net income included a non-recurring $0.3 million gain from the sale of an Internet domain name;

•
EBITDA of $0.2 million in Q2 2010, compared to EBITDA of $0.5 million in Q1 2010. Q2 2010 EBITDA included $0.2 million of non-cash compensation expense. Q1 2010 EBITDA included $0.2 million of non-cash compensation expense and a non-recurring $0.3 million gain from the sale of an Internet domain name; and

•
Adjusted EBITDA of $0.5 million in Q2 2010, compared to Adjusted EBITDA of $0.4 million in Q1 2010. Q2 2010 Adjusted EBITDA excluded $0.2 million of non-cash compensation expense. Q1 2010 Adjusted EBITDA excluded $0.2 million of non-cash compensation expense and a non-recurring $0.3 million gain from the sale of an Internet domain name.

“Q2 was another solid quarter. We delivered approximately 42% year-over-year revenue growth, added cash to the balance sheet, and posted our third consecutive quarter of profitability. We achieved continued growth in our user base both nationally and internationally, and we continued to expand the portfolio of apps we offer our toolbar and homepage users,” commented Peter Corrao, Vertro’s President and CEO.

“While we are pleased to have continued our recent trend of increasing sequential quarterly revenue, we believe our growth in the second quarter was tempered by our focus on regaining compliance with NASDAQ’s shareholder equity requirement. We cautiously managed our customer acquisition program during the quarter to try and ensure that we could regain compliance with only a minimal capital raise. We are pleased to have now regained compliance with the NASDAQ shareholder equity requirement and expect to get back to more robust revenue growth for the remainder of 2010 and beyond.”

Second Quarter 2010 Results from Continuing Operations

Revenue was $8.5 million in Q2 2010, compared to Q1 2010 revenue of $8.1 million.

Gross margins were 96% in Q2 2010, compared to 94% in Q1 2010. Gross margin excludes customer acquisition costs of $5.2 million in Q2 2010 and $4.9 million in Q1 2010, which is included in consolidated operating expenses within the marketing and sales category.

Operating expenses were $7.9 million in Q2 2010, compared to $7.4 million in Q1 2010. The operating expenses in both Q1 and Q2 2010 included $0.2 million of non-cash compensation expense.

GAAP net income from continuing operations was $0.2 million or $0.01 per basic share in Q2 2010, compared to $0.5 million or $0.02 per basic share in Q1 2010. Q1 2010 GAAP net income included a non-recurring $0.3 million gain from the sale of an Internet domain name.

Adjusted net income was $0.5 million or $0.02 per diluted share in Q2 2010, compared to Adjusted net income of $0.4 million or $0.01 per diluted share in Q1 2010. Q2 2010 Adjusted net income excluded $0.2 million of non-cash compensation expense. Q1 2010 Adjusted net income excluded $0.2 million of non-cash compensation expense and a non-recurring $0.3 million gain from the sale of an Internet domain name.

EBITDA was $0.2 million in Q2 2010, compared to EBITDA of $0.5 million in Q1 2010. Q2 2010 EBITDA included $0.2 million of non-cash compensation expense. Q1 2010 EBITDA included $0.2 million of non-cash compensation expense and a non-recurring $0.3 million gain from the sale of an Internet domain name.

Adjusted EBITDA was $0.5 million in Q2 2010 compared to Adjusted EBITDA of $0.4 million in Q1 2010. Q2 2010 Adjusted EBITDA excluded $0.2 million of non-cash compensation expense. Q1 2010 Adjusted EBITDA excluded $0.2 million of non-cash compensation expense and a non-recurring $0.3 million gain from the sale of an Internet domain name.

Cash and cash equivalents were $5.9 million at June 30, 2010, an increase of $0.7 million from March 31, 2010 cash of $5.2 million. The increase was primarily a result of gains from operations and the execution of a $0.25 million Stock Purchase Agreement between the Company, Red Oak Fund, LP and Pinnacle Fund, LLLP.

As of June 30, 2010, the Company had an active base of under 50 full time employees, which is compared to 42 full time employees as of March 31, 2010.

Selected metrics from continuing operations for Q2 2010 are available on Vertro’s investor relations website at: http://ir.vertro.com/results.cfm

Management Conference Call

Management will participate in a conference call to discuss the full results for the Company on Thursday, August 5, 2010, at approximately 4:30 p.m. ET. Details of the call for interested parties are as follows:

Date: Thursday, August 5, 2010
Time: 4:30 p.m. ET
Dial-in number: (877) 353-0044 / (970) 315-0525 (Intl.)
Live webcast: http://ir.vertro.com/events.cfm
Conference call replay: http://ir.vertro.com/events.cfm

Vertro believes that “EBITDA,” “Adjusted EBITDA,” “Adjusted net income/loss,” and “Adjusted net income/loss per share” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant changes in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions that have since been written off. Vertro defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. Vertro uses EBITDA and Adjusted EBITDA as internal measures of its business and believes they are utilized as important measures of performance by the investment community. Vertro sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. Vertro defines Adjusted net income/loss as net income/loss plus amortization and non-cash compensation expense, plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. Vertro believes the use of these measures does not lessen the importance of GAAP measures.

About Vertro, Inc.
Vertro, Inc. (NASDAQ:VTRO) is an Internet company that owns and operates the ALOT product portfolio. ALOT's products are designed to 'Make the Internet Easy' by enhancing the way consumers engage with content online. Through ALOT, Internet users can discover best-of-the-web content and display that content through customizable toolbar and homepage products. ALOT has millions of live users across its product portfolio. Together these users conduct high-volumes of type-in search queries, which are monetized through third-party search and content agreements.

Source: VTRO-E

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to distribute and monetize our international products at rates sufficient to meet our expectations, (3) our ability to develop and successfully market new products and services, and (4) the potential acceptance of new products in the market. Additional key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2009 and the Form 10-Qs for Q1 and Q2 2010.

Non-GAAP Financial Measures
This press release includes discussion of additional financial measures “EBITDA,” “Adjusted EBITDA,” “Adjusted Net Loss,” “Adjusted Net Income,” “Adjusted Net Loss Per Share” and “Adjusted Net Income Per Share,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Vertro provides reconciliations of these two financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these financial measures to net income/loss and net income/loss per share for the three months ended June 30, 2010, are included in this press release below.

Vertro, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months For the Three Months		For the Six Months	For the Six Months
	Ended June 30,	Ended June 30,	Ended June 30,	Ended June 30,
	2010	2009	2010	2009
Revenues	$8,461	6,002	$16,565	$12,236
Cost of services	363	445	869	901

Gross profit	8,098	5,557	15,696	11,335

Operating expenses
Marketing and sales	5,608	6,143	11,056	10,896
General and administrative	1,802	2,193	3,239	5,285
Product development	535	633	1,083	1,331
Restructuring	-	0		(15)
Amortization	-	40	-	40
Total operating expenses	7,945	9,009	15,378	17,537

Income (loss) from operations	153	(3,452)	318	(6,202)
Foreign exchange rate gain (loss)	50	(398)	119	(398)
Gain on sale of domain name	-	-	285	-
Other Income (expense), net	10	9	10	(72)

Income (loss) before provision for income taxes	213	(3,841)	732	(6,672)

Income tax expense	17	14	42	27

Income (loss) from continuing operations	196	(3,855)	690	(6,699)

Income (loss) from discontinued operations, net of income taxes	(51)	491	753	(4,667)

Gain on sale of discontinued operations, net of income taxes	-	213	0	7,139

Net income (loss)	$145	$(3,151)	1,443	$(4,227)

Basic earnings (loss) per share
Continuing operations	$0.01	$(0.11)	$0.02	$(0.20)
Discontinued operations	$-	$0.02	$0.02	$0.07
Total earnings (loss) per share	$0.01	$(0.09)	$0.04	$(0.13)

Diluted earnings (loss) per share
Continuing operations	$0.01	$(0.11)	$0.02	$(0.20)
Discontinued operations	$-	$0.02	$0.02	$0.07
Total earnings (loss) per share	$0.01	$(0.09)	$0.04	$(0.13)

Weighted-average number of common shares outstanding
Basic	34,229	33,707	34,192	33,453
Diluted	35,379	33,707	35,341	33,453

Vertro, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months	For the Three Months
	Ended June 30,	Ended March 31,
	2010	2010
Revenues	$8,461	$8,104
Cost of services	363	506

Gross profit	8,098	7,598

Operating expenses
Marketing and sales	5,608	5,448
General and administrative	1,802	1,436
Product development	535	549
Total operating expenses	7,945	7,433

Income from operations	153	165
Foreign exchange rate gain	50	70
Gain on sale of domain name	-	285
Other Income, net	10	-

Income before provision for income taxes	213	520

Income tax expense	17	25

Income from continuing operations	196	495

Income (loss) from discontinued operations, net of income taxes	(51)	804

Net income	$145	$1,299

Basic earnings per share
Continuing operations	$0.01	$0.02
Discontinued operations	$-	$0.02
Earnings per share	$0.01	$0.04

Diluted earnings per share
Continuing operations	$0.01	$0.02
Discontinued operations	$-	$0.02
Earnings per share	$0.01	$0.04

Weighted-average number of common shares outstanding
Basic	34,229	34,154
Diluted	35,379	35,276

Vertro, Inc.
Reconciliations to Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months	Three Months	Six Months	Six Months
Additional information:	Ended June 30, 2010	Ended June 30, 2009	Ended June 30, 2010	Ended June 30, 2009

Adjusted EBITDA	503	(3,166)	891	(5,445)
Adjusted net income (loss)	532	(3,593)	955	(5,992)
Adjusted net income (loss) per share - basic	$0.02	$(0.11)	$0.03	$(0.18)
Adjusted net income (loss) per share - diluted	$0.02	$(0.11)	$0.03	$(0.18)

	Three Months	Three Months
Additional information:	Ended June 30, 2010	Ended March 31, 2010

Adjusted EBITDA	503	388
Adjusted net income	532	424
Adjusted net income per share - basic	$0.02	$0.01
Adjusted net income per share - diluted	$0.02	$0.01

	Three Months	Three Months	Six Months	Six Months
	Ended June 30, 2010	Ended June 30, 2009	Ended June 30, 2010	Ended June 30, 2009

Reconciliation of Net Income (Loss) to Adjusted EBITDA
Income (Loss) from continuing operations	196	(3,855)	690	(6,699)
Interest income (expense), net and exchange rate loss	(60)	389	(129)	470
Income tax expense	17	14	42	27
Depreciation	14	24	23	50
Amortization	-	40	-	40
EBITDA	167	(3,388)	626	(6,112)
Gain on Sale of domain name	-	-	(285)	-
Non-Cash Compensation	218	222	432	682
Restructuring	-	-	-	(15)
Severence	118	-	118	-
Adjusted EBITDA	503	(3,166)	891	(5,445)

	Three Months	Three Months
	Ended June 30, 2010	Ended March 31, 2010

Reconciliation of Net Income to Adjusted EBITDA
Income from continuing operations	196	495
Interest income , net and exchange rate gain	(60)	(70)
Income tax expense	17	25
Depreciation	14	9
EBITDA	167	459
Other Income	-	(285)
Non-Cash Compensation	218	214
Severence	118	-
Adjusted EBITDA	503	388

	Three Months	Three Months	Six Months	Six Months
	Ended June 30, 2010	Ended June 30, 2009	Ended June 30, 2010	Ended June 30, 2009

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Income (loss) from continuing operations	196	(3,855)	690	(6,699)
Gain on sale of domain name	-	-	(285)	-
Non-cash compensation	218	222	432	682
Restructuring	-	-	-	(15)
Severence	118	-	118	-
Amortization	-	40	-	40
Adjusted net income (loss)	532	(3,593)	955	(5,992)
Adjusted net income (loss) per share - basic	$0.02	$(0.11)	$0.03	$(0.18)
Adjusted net income (loss) per share - diluted	$0.02	$(0.11)	$0.03	$(0.18)
Shares used in per share calculation - basic	34,229	33,707	34,192	33,453
Shares used in per share calculation - diluted	35,379	33,707	35,341	33,453

	Three Months	Three Months
	Ended June 30, 2010	Ended March 31, 2010

Reconciliation of Net Income to Adjusted Net Income
Income from continuing operations	196	495
Gain on sale of domain name	-	(285)
Non-cash compensation	218	214
Severence	118	-
Adjusted net income	532	424
Adjusted net Income per share - basic	$0.02	$0.01
Adjusted net Income per share - diluted	$0.02	$0.01
Shares used in per share calculation - basic	34,229	34,154
Shares used in per share calculation - diluted	35,379	35,276

Vertro, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)

	June 30,	December 31,
	2010	2009
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,879	$4,837
Accounts receivable, less allowances of $570 and $679 at June 30, 2010 and December 31, 2009	2,991	3,041
Income tax receivable	320	695
Prepaid expenses and other current assets	546	651

TOTAL CURRENT ASSETS	9,736	9,224

Property and equipment, net	122	71
Restricted cash	200	200
Other assets	343	517

TOTAL ASSETS	$10,401	$10,012

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$3,668	$4,706
Accrued expenses	2,571	2,778
Income tax payable	20	299
Deferred revenue	-	25

TOTAL CURRENT LIABILITIES	6,259	7,808

Long-term liabilities	1,306	1,365

TOTAL LIABILITIES	7,565	9,173

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized, 500 shares; none issued and outstanding	-	-
Common stock, $.001 par value; authorized, 200,000 shares; issued 36,191 and 35,642, respectively; outstanding 34,231 and 33,852, respectively	36	35
Additional paid-in capital	271,316	270,690
Treasury stock, 1,960 and 1,790 shares at cost, respectively	(6,795)	(6,722)
Accumulated other comprehensive income	12,914	12,914
Accumulated deficit	(274,635)	(276,078)

TOTAL STOCKHOLDERS' EQUITY	2,836	839

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,401	$10,012